Exhibit 99.1

CuriosityStream Declares Quarterly Cash Dividend

Dividend supported by continued and recurring free cash flow generation and expanding AI-driven data licensing activities

SILVER SPRING, Md.—February 4, 2026—CuriosityStream, Inc. (the “Company”) (Nasdaq: CURI), a leading global factual entertainment media company, today announced that on January 28, 2026, its Board of Directors declared a quarterly cash dividend of $0.08 per share on the Company’s common stock. The dividend is payable on March 20, 2026, to shareholders of record as of March 6, 2026.

“Continued and recurring free cash flow generation provides the foundation for this dividend and demonstrates the predictability and durability of our operating model,” said Clint Stinchcomb, President and CEO of CuriosityStream. “It reflects the underlying strength and consistency of our business model and our balanced approach to returning capital to shareholders while building long-term enterprise value.

CuriosityStream’s evolution and accelerating growth is a result of the company scaling its diversified global revenue model across subscriptions, content licensing, advertising, FAST and AVOD distribution, and strategic partnerships. In addition to the resiliency in its subscription businesses, the Company continues to expand high-margin data licensing, including content for AI model training and tuning.

“By delivering hundreds of thousands of hours of premium video and audio to leading technology companies, we are generating increasingly recurring revenue from both repeat customers and new enterprise partners,” Stinchcomb continued. “This reinforces CuriosityStream’s role as a critical supplier of trusted real-world data assets and strengthening our free cash flow profile.”

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, plans to pay regular dividends, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2024, that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.

Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream’s subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.

About CuriosityStream Inc.

CuriosityStream Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contact:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com